UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 25, 2011
(Date of earliest event reported)

21ST CENTURY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

3661 West Oakland Park Blvd., Suite 300
Lauderdale Lakes, FL	33311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 581-9993

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Federated National Insurance Company (“Federated National”), a wholly owned subsidiary of 21st Century Holding Company (the “Company”), has entered into a Reimbursement Contract, and Addendum No. 1 and Addendum No. 2 thereto (together, the “Contract”), with The State Board of Administration of Florida (SBA). The SBA is the agency that administers the Florida Hurricane Catastrophe Fund (“FHCF”) for the 2011-2012 hurricane season.

The Contract will reimburse Federated National for covered property losses under its homeowners’ insurance policies resulting from hurricanes that cause damage in the State of Florida, through May 31, 2012.

Under this Contract, the FHCF will provide about $152 million of aggregate seasonal coverage for covered losses in excess of approximately $49 million subject to a 10% Company participation. Federated National’s premium for the FHCF reinsurance coverage will be approximately $12 million payable in three installments between August 2011 and December 2011.  The actual attachment point, total coverage and cost will not be finalized until December 31, 2011.

The FHCF reinsurance provided by the Contract can be divided into two parts, the traditional layer and the Temporary Increase in Coverage Limits ("TICL") layer. The traditional layer provides approximately $113 million of aggregate seasonal coverage for covered losses in excess of approximately $49 million and the premium is approximately $8 million. The TICL layer provides approximately $40 million of aggregate seasonal coverage for covered losses in excess of approximately $174 million and the premium is approximately $4 million. The Company retains the right to cancel the TICL layer of the FHCF seasonal coverage before policy inception on June 1, 2011 should the private reinsurance market afford a more economical replacement of the TICL coverage.

As is common practice within the insurance industry, a portion of the risks insured under our policies are transferred to other companies through the purchase of reinsurance.  The Company purchases reinsurance through excess of loss type treaties from both the FHCF and multiple private reinsurance carriers.  Federated National’s existing catastrophe reinsurance treaties with private reinsurance carriers from 2010 are in effect through June 30, 2011 and its new private excess of loss type treaties are currently being negotiated and will have a term of one year beginning July 1, 2011 continuing through June 30, 2012.

The description of the terms of the Contract is qualified in its entirety by reference to the full text of the Reimbursement Contract, Addendum No. 1 and Addendum No. 2 which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(c)	Exhibits.
10.1
Reimbursement Contract between Federated National Insurance Company and The State Board of Administration of Florida (SBA) which administers the Florida Hurricane Catastrophe Fund (FHCF), effective June 1, 2011

10.2
Addendum No. 1 to the Reimbursement Contract between Federated National Insurance Company and The State Board of Administration of Florida (SBA) which administers the Florida Hurricane Catastrophe Fund (FHCF), effective June 1, 2011

10.3
Addendum No. 2 to the Reimbursement Contract between Federated National Insurance Company and The State Board of Administration of Florida (SBA) which administers the Florida Hurricane Catastrophe Fund (FHCF), effective June 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY HOLDING COMPANY

Date: March 3 , 2011	By:	/s/ Peter J. Prygelski, III
Name: Peter J. Prygelski, III
Title: Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1
Reimbursement Contract between Federated National Insurance Company and The State Board of Administration of Florida (SBA) which administers the Florida Hurricane Catastrophe Fund (FHCF), effective June 1, 2011

10.2
Addendum No. 1 to the Reimbursement Contract between Federated National Insurance Company and The State Board of Administration of Florida (SBA) which administers the Florida Hurricane Catastrophe Fund (FHCF), effective June 1, 2011

10.3
Addendum No. 2 to the Reimbursement Contract between Federated National Insurance Company and The State Board of Administration of Florida (SBA) which administers the Florida Hurricane Catastrophe Fund (FHCF), effective June 1, 2011